SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT - September 9, 2004
(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (973) 994-3999

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a) On September 9, 2004, Columbia Laboratories, Inc. (the "Company") entered into Indemnification Agreements in substantially the form filed and incorporated by reference to the Company’s 2003 Form 10-K as Exhibit 10.46, with Edward A. Blechschmidt and Stephen G. Kasnet, each of whom is a director of the Company. A copy of each of these individual’s Indemnification Agreements will be provided to the Staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA LABORATORIES, INC.

Date: September 13, 2004	By:	/s/ David L. Weinberg
David L. Weinberg
Title Vice President and Chief Financial Officer